EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Corporation	Jurisdiction of Incorporation or Organization	% of Voting Securities Held at December 31, 2018 (1)
ASC Holdings, Inc.	Utah	100%
Kronos Worldwide, Inc. (2)	Delaware	50%
NL Industries, Inc. (2), (3), (4)	New Jersey	83%
CompX International Inc. (4)	Delaware	87%
Tremont LLC	Delaware	100%
TRECO LLC	Nevada	100%
Basic Management, Inc.	Nevada	63%
Basic Water Company	Nevada	100%
Basic Water Company SPE LLC	Nevada	100%
Basic Environmental Company LLC	Nevada	100%
Basic Power Company	Nevada	100%
Basic Remediation Company LLC	Nevada	100%
Basic Land Company	Nevada	100%
The LandWell Company LP (5)	Delaware	50%
Henderson Interchange Sign LLC	Nevada	100%

TRE Holding Corporation	Delaware	100%
TRE Management Company	Delaware	100%
Tall Pines Insurance Company	Vermont	100%
Medite Corporation	Delaware	100%

(1)	Held by the Registrant or the indicated subsidiary of the Registrant.

(2)

Subsidiaries of Kronos are incorporated by reference to Exhibit 21.1 of Kronos’ Annual Report on Form 10-K for the year ended December 31, 2018 (File No. 333-100047). NL owns an additional 30% of Kronos directly.

(3)	Subsidiaries of NL are incorporated by reference to Exhibit 21.1 of NL’s Annual Report on Form 10-K for the year ended December 31, 2018 (File No. 1-640).
(4)	Subsidiaries of CompX are incorporated by reference to Exhibit 21.1 of CompX’s Annual Report on Form 10-K for the year ended December 31, 2087 (File No. 1-13905).

(5)	TRECO LLC owns an additional 27% of The LandWell Company LP directly.